UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

GREEN BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Greeneville, Tennessee	37743-4992
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (423) 639-5111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 30, 2008, Green Bankshares, Inc., a Tennessee corporation, issued the press release filed herewith as Exhibit 99.1, announcing that it expects to post a loss of between $14 million to $16 million for the fourth quarter of 2008, reflecting the impact of significant and continued weakness in residential real estate markets and its effect on the Company's loan portfolio and other asset values. The Company estimates that its loan loss provision for the fourth quarter will be in the range of $28 million to $30 million and OREO-related write-downs or losses will be in the range of $3 million to $5 million.

Item 9.01     Financial Statements and Exhibits.

          (d)      Exhibits.

                     99.1      Press release dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.

		By:	/s/ James E. Adams
		Name:	James E. Adams
		Title:	Executive Vice President and
Chief Financial Officer

Date:	December 31, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 30, 2008.